Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Fourteenth Consecutive Record Quarter at Six Flags

Year-to-Date Adjusted EBITDA(1) up $27 Million or 8 Percent on Comparable Basis(2)

GRAND PRAIRIE, Texas - October 23, 2013 - Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced record revenue for the third quarter of 2013 of $505 million, representing a $19 million or 4 percent increase over the same period in 2012. Adjusted EBITDA(1) of $268 million for the same period represented an $11 million or 4 percent improvement over prior year and included a $3 million accrual for estimated litigation costs relating to the July 19 accident at Six Flags Over Texas. Third quarter attendance, revenue and profit were somewhat suppressed due to lower attendance at Six Flags Over Texas following the accident.

“I am very proud of our team for delivering yet another record with the best quarter in our company’s history on a comparable park basis,” said Jim Reid-Anderson, Chairman, President and CEO. “We are firing on all cylinders with innovative attractions at every park and all-time high guest-satisfaction ratings. We remain solidly on track to achieve our aspirational target of $500 million of Modified EBITDA or nearly $3 of cash earnings per share by 2015.”
Total guest spending per capita grew $0.71 or 2 percent in the third quarter to $41.27, with admissions revenue per capita increasing $0.45 or 2 percent to $23.96 and in-park revenue per capita increasing $0.26 or 2 percent to $17.31. Attendance for the third quarter grew 2 percent to 11.8 million guests.
Through the first nine months of 2013, the company reported revenue of $956 million, representing a $32 million or 3 percent increase over prior year after adjusting 2012 for the $3 million of insurance proceeds related to Hurricane Irene. Adjusted EBITDA for the same nine-month period totaled $369 million representing a $16 million or 5 percent increase as reported, and a $27 million or 8 percent increase on a comparable basis(2).
In the first nine months of the year, total guest spending per capita grew $0.54 or 1 percent to $40.54, with admissions revenue per capita increasing $0.50 or 2 percent to $23.32 and in-park revenue per capita increasing $0.04 to $17.22. Attendance for the first nine months of 2013 increased 2 percent to 22.4 million guests.
For the twelve-month period ended September 30, 2013, Adjusted EBITDA was $399 million with Modified EBITDA(3) margin at an industry high 39.9 percent.
The company continued to successfully upsell guests to season passes and membership plans, and as a result, deferred revenue grew to $76 million as of September 30, 2013, an increase of $17 million or 28 percent compared to September 30, 2012.
Cash earnings per share(4) for the twelve-month period ending September 30, 2013 was $2.21, an increase of $0.14 per share or 7 percent compared to the prior twelve-month period ending September 30, 2012.
During the first nine months of 2013 the company invested $89 million in new capital. It also paid dividends of $131 million, or $0.45 per common share per quarter and repurchased $504 million or 15 million shares of its common stock, both after adjusting for the June 26, 2013 two-for-one stock split. In the third quarter, the company repurchased 2.8 million shares for $100 million.

Net Debt(5) as of September 30, 2013 was $1.2 billion, a 3.0 times net leverage ratio.

1

Conference Call
At 8:00 a.m. Central Time today, the company will host a conference call to discuss its third quarter 2013 financial results. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 from outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-855-859-2056 or +1-404-537-3406 through October 30, 2013.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, pending, threatened or future legal proceedings and the significant expenses associated with litigation and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.
Footnotes

(1)	See the following summary financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)
The comparison adjusts for i) the first quarter 2012 one-time benefit of $3 million of insurance proceeds related to Hurricane Irene that occurred in 2011; ii) the 2012 Adjusted EBITDA from the company’s minority interest in dick clark productions (“dcp”); and iii) the third quarter 2013 $3 million litigation accrual related to the accident at Six Flags Over Texas. The company’s minority interest in dcp was divested on September 28, 2012 and generated $5.4 million, $1.9 million, $3.3 million and $0.3 million of Adjusted EBITDA for the company in Q4 2011, Q1 2012, Q2 2012 and Q3 2012, respectively.

(3)	See Note 3 to the following summary financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(4)
Cash Earnings Per Share (or Cash EPS), which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(5)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

2

Six Flags Entertainment Corporation
Statement of Operations Data(1)

	Three Months Ended
(Amounts in thousands, except per share data)	September 30, 2013	September 30, 2012
Theme park admissions	$282,095	$271,119
Theme park food, merchandise and other	203,846	196,626
Sponsorship, licensing and other fees	13,589	12,409
Accommodations revenue	4,990	4,989
Total revenues	504,520	485,143
Operating expenses (excluding depreciation and amortization shown separately below)	134,395	132,737
Selling, general and administrative (excluding depreciation, amortization and stock-based compensation shown separately below)	45,571	41,364
Costs of products sold	36,616	34,483
Depreciation	27,300	31,686
Amortization	3,598	3,626
Stock-based compensation	7,077	12,751
Loss on disposal of assets	4,325	5,192
Gain on sale of investee	—	(67,041)
Interest expense, net	18,603	11,419
Equity in loss of investee	—	1,652
Other expense, net	1,013	832
Income from continuing operations before reorganization items, income taxes and discontinued operations	226,022	276,442
Reorganization items, net	—	659
Income from continuing operations before income taxes and discontinued operations	226,022	275,783
Income tax expense	86,405	11,014
Income from continuing operations before discontinued operations	139,617	264,769
Income from discontinued operations	—	7,209
Net income	139,617	271,978
Net income attributable to noncontrolling interests	(19,214)	(18,953)
Net income attributable to Six Flags Entertainment Corporation	$120,403	$253,025

Weighted-average common shares outstanding:
Weighted average number of common shares outstanding — basic:	95,105	106,974
Weighted average number of common shares outstanding — diluted:	98,472	113,586

Net income per average common share outstanding — basic:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$1.27	$2.30
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	—	0.07
Net income attributable to Six Flags Entertainment Corporation common stockholders	$1.27	$2.37

Net income per average common share outstanding — diluted:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$1.22	$2.17
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	—	0.06
Net income attributable to Six Flags Entertainment Corporation common stockholders	$1.22	$2.23

Six Flags Entertainment Corporation
Statement of Operations Data(1)

	Nine Months Ended
(Amounts in thousands, except per share data)	September 30, 2013	September 30, 2012
Theme park admissions	$523,293	$503,690
Theme park food, merchandise and other	386,347	379,160
Sponsorship, licensing and other fees	32,064	30,076
Accommodations revenue	14,038	13,487
Total revenues	955,742	926,413
Operating expenses (excluding depreciation and amortization shown separately below)	340,926	339,452
Selling, general and administrative (excluding depreciation, amortization and stock-based compensation shown separately below)	131,091	131,158
Costs of products sold	75,541	70,144
Depreciation	86,411	100,677
Amortization	10,796	12,045
Stock-based compensation	21,496	44,884
Loss on disposal of assets	6,959	7,647
Gain on sale of investee	—	(67,041)
Interest expense, net	55,580	34,234
Equity in loss of investee	—	2,222
Other expense, net	1,197	295
Restructure recovery	—	(47)
Income from continuing operations before reorganization items, income taxes and discontinued operations	225,745	250,743
Reorganization items, net	(180)	1,708
Income from continuing operations before income taxes and discontinued operations	225,925	249,035
Income tax expense	82,361	8,452
Income from continuing operations before discontinued operations	143,564	240,583
Income from discontinued operations	—	7,157
Net income	143,564	247,740
Net income attributable to noncontrolling interests	(38,327)	(37,559)
Net income attributable to Six Flags Entertainment Corporation	$105,237	$210,181

Weighted-average common shares outstanding:
Weighted average number of common shares outstanding — basic:	97,569	107,916
Weighted average number of common shares outstanding — diluted:	100,819	113,784

Net income per average common share outstanding — basic:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$1.08	$1.88
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	—	0.07
Net income attributable to Six Flags Entertainment Corporation common stockholders	$1.08	$1.95

Net income per average common share outstanding — diluted:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$1.04	$1.79
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	—	0.06
Net income attributable to Six Flags Entertainment Corporation common stockholders	$1.04	$1.85

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown:

	Three Months Ended
(Amounts in thousands, except per share data)	September 30, 2013	September 30, 2012
Net income	$139,617	$271,978
Income from discontinued operations	—	(7,209)
Income tax expense	86,405	11,014
Reorganization items, net	—	659
Other expense, net	1,013	832
Equity in loss of investee	—	1,652
Interest expense, net	18,603	11,419
Loss on disposal of assets	4,325	5,192
Gain on sale of investee	—	(67,041)
Amortization	3,598	3,626
Depreciation	27,300	31,686
Stock-based compensation	7,077	12,751
Impact of Fresh Start valuation adjustments(2)	150	250
Modified EBITDA(3)	288,088	276,809
Third party interest in EBITDA of certain operations(4)	(19,785)	(19,231)
Adjusted EBITDA(3)	268,303	257,578
Cash paid for interest, net	(31,483)	(9,563)
Capital expenditures	(16,843)	(14,816)
Cash taxes(5)	(3,428)	(1,765)
Free Cash Flow(6)	$216,549	$231,434

Weighted average shares outstanding - basic	95,105	106,974

Cash Earnings Per Share	$2.28	$2.16

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown:

	Nine Months Ended
(Amounts in thousands, except per share data)	September 30, 2013	September 30, 2012
Net income	$143,564	$247,740
Income from discontinued operations	—	(7,157)
Income tax expense	82,361	8,452
Restructure recovery	—	(47)
Reorganization items, net	(180)	1,708
Other expense, net	1,197	295
Equity in loss of investee	—	2,222
Interest expense, net	55,580	34,234
Loss on disposal of assets	6,959	7,647
Gain on sale of investee	—	(67,041)
Amortization	10,796	12,045
Depreciation	86,411	100,677
Stock-based compensation	21,496	44,884
Impact of Fresh Start valuation adjustments(2)	442	738
Modified EBITDA(3)	408,626	386,397
Third party interest in EBITDA of certain operations(4)	(40,080)	(33,726)
Adjusted EBITDA(3)	368,546	352,671
Cash paid for interest, net	(44,730)	(30,264)
Capital expenditures (net of property insurance recoveries in 2012)	(89,182)	(79,121)
Cash taxes(5)	(11,447)	(8,192)
Free Cash Flow(6)	$223,187	$235,094

Weighted average shares outstanding - basic	97,569	107,916

Cash Earnings Per Share	$2.29	$2.18

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown:

	Twelve Months Ended
(Amounts in thousands, except per share data)	September 30, 2013	September 30, 2012
Net income	$286,937	$145,264
Income from discontinued operations	(116)	(8,471)
Income tax (benefit) expense	(98,319)	14,452
Restructure recoveries	—	(107)
Reorganization items, net	280	2,720
Other expense, net	1,514	561
Loss on debt extinguishment	587	46,520
Equity in loss of investee	—	2,320
Interest expense, net	67,970	50,173
Loss on disposal of assets	7,417	9,157
Gain on sale of investee	(278)	(67,041)
Amortization	14,399	16,552
Depreciation	118,131	137,808
Stock-based compensation	39,487	64,829
Impact of Fresh Start valuation adjustments(2)	697	1,131
Modified EBITDA(3)	438,706	415,868
Third party interest in EBITDA of certain operations(4)	(40,202)	(28,414)
Adjusted EBITDA(3)	398,504	387,454
Cash paid for interest, net	(56,179)	(53,126)
Capital expenditures (net of property insurance recoveries in 2012)	(108,556)	(101,012)
Cash taxes(5)	(12,690)	(9,248)
Free Cash Flow(6)	$221,079	$224,068

Weighted average shares outstanding - basic	99,946	108,438

Cash Earnings Per Share	$2.21	$2.07

Six Flags Entertainment Corporation
Balance Sheet Data

	As of
(Amounts in thousands, except share data)	September 30, 2013	December 31, 2012
Cash and cash equivalents	$200,962	$629,208
Total assets	2,746,331	3,056,391

Deferred income	76,280	52,703
Current portion of long-term debt	6,256	6,240
Long-term debt (excluding current portion)	1,395,175	1,398,966

Redeemable noncontrolling interests	456,296	437,941

Total equity	404,526	896,153

Shares outstanding	95,027	107,638

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)
Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied. Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)
“Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company's performance. The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

"Adjusted EBITDA", a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”)) plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)
Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned. The Company sold its interest in dick clark productions, inc. in September 2012.

(5)
Based on our current federal net operating loss carryforwards, we believe we will continue to pay minimal amounts for cash taxes for the next four to five years. Cash taxes paid represents statutory taxes paid, primarily in Mexico.

(6)
Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company's senior unsecured note offering that occurred in the fourth quarter of 2012 and the Company's debt refinancing that occurred in the fourth quarter of 2011 due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.